UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2016

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3351 Michelson Drive, Suite 100

Irvine, CA 92612

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 15, 2016, Ingram Micro Inc. (“Ingram Micro”) received a notice from Fidelity regarding an anticipated blackout period for the Ingram Micro 401(k) Investment Savings Plan (the “Plan”) for Plan participants with a balance in the Ingram Micro Stock Fund in connection with the anticipated closing of Ingram Micro’s previously announced acquisition by Tianjin Tianhai Investment Company, Ltd. (“Tianjin Tianhai”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among Ingram Micro, Tianjin Tianhai and GCL Acquisition, Inc. (“Merger Subsidiary”), subject to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into Ingram Micro (the “Merger”), with Ingram Micro surviving as a wholly-owned subsidiary of Tianjin Tianhai. A description of the Merger Agreement is available under Item 1.01 of Ingram Micro’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2016 and a copy of the Merger Agreement was filed as Exhibit 2.1 to such Current Report on Form 8-K.

The blackout period is necessary in order to process the exchange of each share of common stock of Ingram Micro held in the Ingram Micro Stock Fund under the Plan into the right to receive $38.90 in cash, at the Effective Time (as defined in the Merger Agreement) pursuant to the Merger Agreement, and to reallocate such amounts to certain Fidelity Freedom K® Funds based on the participant’s date of birth on file with Ingram Micro as sponsor of the Plan.

As a result of the foregoing, on September 19, 2016, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, Ingram Micro sent a separate notice (“Initial Notice”) to its directors and executive officers informing them of the blackout period and certain trading prohibitions that they will be subject to during the blackout period. The Initial Notice was included as Exhibit 99.1 to a Current Report on Form 8-K filed by Ingram Micro on September 19, 2016.

As a result of the receipt of the regulatory approvals necessary to complete the Merger, on December 2, 2016, Ingram Micro is sending an updated notice (“Updated Notice”) to its directors and executive officers informing them that the blackout period began at 4 p.m. Eastern on November 28, 2016 and is expected to end during the week of December 5, 2016.

A copy of the Updated Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated December 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President,
Secretary and General Counsel

Date: December 2, 2016